Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542

Bel Reports First Quarter 2022 Results

Continued Top Line Growth and Margin Improvement

JERSEY CITY, NJ, Wednesday, April 27, 2022 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the first quarter of 2022.

First Quarter 2022 Highlights

•	Net sales of $136.7 million, up 23.6% from Q1-21
•	Gross profit margin of 25.0%, up from 21.9% in Q1-21
•	Net earnings of $5.1 million versus $3.2 million in Q1-21
•	Adjusted EBITDA of $11.6 million, representing a 3.7x increase compared to Q1-21
•	Ended quarter with backlog of orders of $525 million, an increase of 12% from December 31, 2021

“Bel continued its strong momentum with a great start to 2022 and we are pleased to announce the fifth consecutive quarter of year-over-year sales growth with improved margins. All three business units are performing exceptionally well, and demand remains strong. Our backlog of orders continues to build due to increasing demand through our distribution partners and from our networking customers. Circuit protection, Bel’s original product line, more than doubled its sales volume from Q1-21, generating over $8 million in revenue during the quarter. From a gross margin perspective, our Magnetic Solutions group showed substantial improvement from 13.7% in Q1-21 to 20.1% in Q1-22, despite challenges with the resurgence of COVID shutdowns in China during March. I'm proud of the performance of our team over these past five quarters,” stated Daniel Bernstein, President and CEO.

Farouq Tuweiq, CFO, added, “Our strategic initiatives aimed at enhancing Bel's margins and driving continued improvement and operational excellence are showing strong results. We are also seeing the benefits of the implementation of our new pricing policies throughout the sales channels. With record backlog and strong bookings going into our second quarter, we remain positive about the balance of the year.”

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude a gain on sale of property and acquisition-related costs. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, April 28, 2022 to discuss these results. To participate in the conference call, investors should dial 888-254-3590, or 323-994-2093 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 3976031 after 11:30am ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits. These products are primarily used in the networking, telecommunications, computing, high-speed data transmission, military, commercial aerospace, transportation, and e-Mobility industries. Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets. Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies). The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Forward-Looking Statements

Non-historical information contained in this press release (including the statements regarding expressions about management’s confidence and management’s expectations and beliefs about our business, products, market conditions and financial position, performance and results; management’s expectations and beliefs about trends involving backlog, demand and sales channels, and ongoing or future performance of particular business units or product lines; management’s plans, intentions, objectives and beliefs with respect to strategic initiatives, the desired effects thereof including on our margins, and the results thereof; management’s expectations and beliefs regarding the effects of the implementation of new pricing policies; and management’s expectations and beliefs regarding our second quarter and the balance of the year) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; the impact of public health crises (such as the governmental, social and economic effects of COVID-19); the effects of rising input costs, and cost changes generally; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with our international operations, including our substantial manufacturing operations in China; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. legal and regulatory requirements, including tax laws, trade and tariff policies; and the risk factors detailed from time to time in the Company's Securities and Exchange Commission (“SEC”) reports, including in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in subsequent reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2022	2021

Net sales	$136,718	$110,643
Cost of sales	102,594	86,384
Gross profit	34,124	24,259
As a % of net sales	25.0%	21.9%

Research and development costs	5,009	4,986
Selling, general and administrative expenses	21,026	20,995
As a % of net sales	15.4%	19.0%
Gain on sale of property	-	(6,175)

Income from operations	8,089	4,453
As a % of net sales	5.9%	4.0%

Interest expense	(688)	(801)
Other income/expense, net	(773)	546
Earnings before income taxes	6,628	4,198

Provision for income taxes	1,564	999
Effective tax rate	23.6%	23.8%
Net earnings	$5,064	$3,199
As a % of net sales	3.7%	2.9%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,145	2,145
Class B common shares - basic and diluted	10,374	10,203

Net earnings per common share:
Class A common shares - basic and diluted	$0.38	$0.24
Class B common shares - basic and diluted	$0.41	$0.26

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$51,235	$61,756
Accounts receivable, net	93,683	87,135
Inventories	155,341	139,383
Other current assets	33,831	40,742
Total current assets	334,090	329,016
Property, plant and equipment, net	37,569	38,210
Right-of-use assets	25,126	21,252
Goodwill and other intangible assets, net	85,150	87,646
Other assets	38,346	35,722
Total assets	$520,281	$511,846

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$64,615	$65,960
Operating lease liability, current	7,063	6,880
Other current liabilities	37,762	39,172
Total current liabilities	109,440	112,012
Long-term debt	112,500	112,500
Operating lease liability, long-term	18,290	14,668
Other liabilities	64,695	63,923
Total liabilities	304,925	303,103
Stockholders' equity	215,356	208,743
Total liabilities and stockholders' equity	$520,281	$511,846

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2022	2021

GAAP Net earnings	$5,064	$3,199
Interest expense	688	801
Provision for income taxes	1,564	999
Depreciation and amortization	4,301	4,145
EBITDA	$11,617	$9,144
% of net sales	8.5%	8.3%

Unusual or special items:
Gain on sale of property	-	(6,175)
Acquisition-related costs	-	166

Adjusted EBITDA	$11,617	$3,135
% of net sales	8.5%	2.8%

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, except per share amounts)
(unaudited)

The following tables detail the impact of certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the condensed consolidated statements of operations.

	Three Months Ended March 31, 2022					Three Months Ended March 31, 2021
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$6,628	$1,564	$5,064	$0.38	$0.41	$4,198	$999	$3,199	$0.24	$0.26
Items included in SG&A expenses:
Acquisition-related costs	-	-	-	-	-	166	38	128	0.01	0.01
Gain on sale of property	-	-	-	-	-	(6,175)	-	(6,175)	(0.48)	(0.50)
Non-GAAP measures	$6,628	$1,564	$5,064	$0.38	$0.41	$(1,811)	$1,037	$(2,848)	$(0.23)	$(0.23)

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.